Exhibit 99.1

Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Investor Relations 213.593.8322 Paul.Cyril@ecom.com

NR 14-1101

AECOM reports fourth-quarter, full-year fiscal year 2014 results

Quarter and Full-Year Highlights

•                  Wins of $4.2 billion in the quarter; backlog of $25.1 billion, including $3 billion acquired from Hunt Construction Group.

•                  Free cash flow of $162 million; $298 million for full-year fiscal 2014.

•                  Quarterly EPS of $0.79; full-year EPS of $2.53, excluding acquisition and integration expenses.

•                  Company targets fiscal year 2015 adjusted EPS of $2.75 to $3.35, including 50 weeks of URS contribution.

•                  Company completed acquisition of URS Corporation on Oct. 17, 2014, as previously announced.

LOS ANGELES (Nov. 11, 2014) — AECOM Technology Corporation (NYSE: ACM), the world’s #1-ranked engineering design firm, reported fourth-quarter revenue of $2.6 billion and net service revenue(1), of $1.3 billion.  Operating income equaled $103 million, net income(2) was $64 million, and diluted earnings per share(2) equaled $0.64. After adjusting for acquisition and integration expenses, diluted earnings per share(3) were $0.79 for the quarter and $2.53 for the fiscal year.

	Fourth Quarter			Fiscal Year
($ in millions, except EPS)	Q4 FY13	Q4 FY14	YOY % Change	FY13	FY14	YOY % Change
Gross Revenue	$2,079	$2,563	23	$8,153	$8,357	3
Net Service Revenue(1)	1,244	1,319	6	4,977	4,856	(2)
Operating Income	123	103	(17)	377	353	(6)
Net Income(2)	77	64	(16)	239	230	(4)
EPS(2)	0.77	0.64	(17)	2.35	2.33	(1)
EPS (exc. acquisition/integration expenses)(3)	0.77	0.79	3	2.35	2.53	8
Operating Cash Flow	160	175	9	409	361	(12)
Free Cash Flow(5)	145	162	11	356	298	(17)

Note: All comparisons are year over year unless otherwise noted.

“AECOM delivered strong new wins of $4.2 billion in the quarter, and ended the year with total backlog of $25.1 billion, including $3 billion from the addition of Hunt Construction Group,” said Michael S. Burke, AECOM’s chief executive officer.  “Our construction services business benefited from continued private sector spending growth and strong execution, while strength in our international design business and improved MSS profitability underscored our leading position in the markets we serve.”

Burke added, “With the URS transaction closed, AECOM is focused on integrating two world-class organizations and executing on our strategy to become the premier fully integrated infrastructure firm.”

“We are pleased to report another strong quarter and fiscal year of free cash flow,” added President and Chief Financial Officer Stephen M. Kadenacy.  “We have already begun integrating the two companies and are focused on delivering our targeted synergies.”

—more—

2-2-2

New Wins and Backlog

New wins in the quarter of $4.2 billion were driven by strength in the company’s construction services business, which continues to benefit from strong spending growth in AECOM’s core metropolitan markets.  Hunt Construction Group, which AECOM acquired during the fourth quarter, contributed $3 billion of acquired backlog.  The company’s book-to-burn ratio(6) was 1.6x for the quarter, with total backlog at Sept. 30, 2014, of $25.1 billion, representing 52 percent total growth and 33 percent organic growth. These results demonstrate the underlying competitive strength of AECOM’s diversified capabilities as clients increasingly seek to partner with contractors that offer integrated services with global execution capabilities.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public sector clients worldwide.

Revenue of $2.4 billion in the quarter increased 27 percent, and net service revenue (NSR) grew 10 percent to $1.2 billion.  Growth in construction services and continued strength in Europe, the Middle East, Africa, and Asia helped offset a lower-than-anticipated contribution from the company’s design business in the Americas.  For the fiscal fourth quarter and the full year, operating income was $125 million and $407 million, respectively.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 9 percent in the quarter to $201 million, and net service revenue declined 27 percent to $98 million.  For the fiscal fourth quarter and the full year, operating income increased $3 million and $9 million, respectively. MSS’s diversification strategy has allowed for margin improvement despite the decline in revenue.

Tax Rate

Inclusive of the non-controlling interest deduction and excluding acquisition and integration expenses incurred during the fourth quarter, the tax rate was 30.1 percent, with a full-year rate of 26.4 percent.  Inclusive of the impact of acquisition and integration expenses, the company’s tax rate for the fourth quarter and full year was 31.7 percent and 26.3 percent, respectively.

—more—

3-3-3

Cash Flow

Cash flow from operations for the quarter was $175 million and $361 million for the full year.  Free cash flow, which includes capital expenditures of $13 million in the quarter and $63 million for the full year, was $162 million and $298 million, respectively.

Balance Sheet

As of Sept. 30, 2014, AECOM had $574 million of total cash and cash equivalents, $1.0 billion of debt and $1.05 billion in committed bank facilities with $1.04 billion in unused capacity.

Fiscal 2015 Outlook

AECOM is targeting adjusted EPS(4) for fiscal year 2015 of $2.75 to $3.35.  The mid-point of the guidance range assumes approximately $110 million of realized synergies from the acquisition of URS.

In addition, the company expects full-year interest expense of approximately $225 million, a tax rate of 32 percent, excluding acquisition and integration expenses and the amortization of intangibles assets, and a full-year share count of 155 million shares.

Adjusted EPS guidance excludes the amortization of intangible assets and acquisition and integration expenses.  In total, these items are expected to result in a pre-tax expense of approximately $540 million.

AECOM is hosting a conference call today at 12 p.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

(1)AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue, or NSR), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

(2)Defined as attributable to AECOM.

(3)Defined as attributable to AECOM, excluding acquisition and integration expenses.

(4)Defined as attributable to AECOM, excluding intangible amortization, and acquisition and integration expenses.

(5)Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.  See the accompanying reconciliation of free cash flow from operations, to cash flow from operations, the closest comparable GAAP measure.

(6)Book-to-burn ratio is defined as the amount of gross revenue wins divided by gross revenue recognized during the period.

—more—

4-4-4

About AECOM

With nearly 100,000 employees — including architects, engineers, designers, planners, scientists and management and construction services professionals — serving clients in more than 150 countries around the world following the acquisition of URS, AECOM is a premier, fully integrated infrastructure and support services firm.  AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings.  The company is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural and social environments.  A Fortune 500 company, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19.5 billion during the 12 months ended Sept. 30, 2014.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

—more—

5-5-5

AECOM Technology Corporation

Consolidated Statement of Income

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2013	September 30, 2014	% Change	September 30, 2013	September 30, 2014	% Change

Revenue	$2,079,087	$2,562,529	23.3%	$8,153,495	$8,356,783	2.5%
Other direct costs	834,968	1,243,294	48.9%	3,176,520	3,501,156	10.2%
Revenue, net of other direct costs (non-GAAP)	1,244,119	1,319,235	6.0%	4,976,975	4,855,627	(2.4)%
Cost of revenue, net of other direct costs	1,103,906	1,190,204	7.8%	4,526,987	4,452,451	(1.6)%
Gross profit	140,213	129,031	(8.0)%	449,988	403,176	(10.4)%

Equity in earnings of joint ventures	6,464	8,509	31.6%	24,319	57,924	138.2%
General and administrative expenses	(23,953)	(15,547)	(35.1)%	(97,318)	(80,908)	(16.9)%
Acquisition and integration expenses	—	(19,473)	0.0%	—	(27,310)	0.0%
Income from operations	122,724	102,520	(16.5)%	376,989	352,882	(6.4)%

Other income	1,480	1,892	27.8%	3,522	2,748	(22.0)%
Interest expense	(10,242)	(10,120)	(1.2)%	(44,737)	(40,842)	(8.7)%
Income before income tax expense	113,962	94,292	(17.3)%	335,774	314,788	(6.3)%

Income tax expense	35,735	29,657	(17.0)%	92,578	82,024	(11.4)%

Net income	78,227	64,635	(17.4)%	243,196	232,764	(4.3)%

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(1,659)	(609)	(63.3)%	(3,953)	(2,910)	(26.4)%

Net income attributable to AECOM	$76,568	$64,026	(16.4)%	$239,243	$229,854	(3.9)%

Net income attributable to AECOM per share:
Basic	$0.78	$0.65	(16.7)%	$2.38	$2.36	(0.8)%
Diluted	$0.77	$0.64	(16.9)%	$2.35	$2.33	(0.9)%

Weighted average shares outstanding:
Basic	98,028	98,107	0.1%	100,618	97,226	(3.4)%
Diluted	99,652	99,743	0.1%	101,942	98,657	(3.2)%

—more—

6-6-6

AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(in thousands)

	September 30, 2013	September 30, 2014
Balance Sheet Information:
Total cash and cash equivalents	$600,677	$574,188
Accounts receivable — net	2,342,262	2,654,976
Working capital	1,078,053	978,344
Working capital, net of cash and cash equivalents	477,376	404,156
Total debt	1,173,325	1,003,978
Total assets	5,665,623	6,121,777
Total AECOM stockholders’ equity	2,021,443	2,188,817

	Three Months Ended		Twelve Months Ended
	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014
Cash Flow Information:
Net cash provided by operating activities	$160,147	$174,916	$408,598	$360,625
Payments for capital expenditures	(15,050)	(13,274)	(52,117)	(62,852)
Free cash flow	$145,097	$161,642	$356,481	$297,773

—more—

7-7-7

AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended September 30, 2014
Revenue	$2,361,534	$200,995	$—	$2,562,529
Other direct costs	1,140,575	102,719	—	1,243,294
Revenue, net of other direct costs (non-GAAP)	1,220,959	98,276	—	1,319,235
Cost of revenue, net of other direct costs	1,100,501	89,703	—	1,190,204
Gross profit	120,458	8,573	—	129,031
Equity in earnings of joint ventures	4,917	3,592	—	8,509
General and administrative expenses	—	—	(15,547)	(15,547)
Acquisition and integration expenses	—	—	(19,473)	(19,473)
Income (loss) from operations	$125,375	$12,165	$(35,020)	$102,520

Gross profit as a % of revenue	5.1%	4.3%	—	5.0%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.9%	8.7%	—	9.8%

Three Months Ended September 30, 2013
Revenue	$1,858,660	$220,427	$—	$2,079,087
Other direct costs	748,363	86,605	—	834,968
Revenue, net of other direct costs (non-GAAP)	1,110,297	133,822	—	1,244,119
Cost of revenue, net of other direct costs	974,677	129,229	—	1,103,906
Gross profit	135,620	4,593	—	140,213
Equity in earnings of joint ventures	2,051	4,413	—	6,464
General and administrative expenses	—	—	(23,953)	(23,953)
Income (loss) from operations	$137,671	$9,006	$(23,953)	$122,724

Gross profit as a % of revenue	7.3%	2.1%	—	6.7%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	12.2%	3.4%	—	11.3%

—more—

8-8-8

AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Twelve Months Ended Sept. 30, 2014
Revenue	$7,609,921	$746,862	$—	$8,356,783
Other direct costs	3,147,222	353,934	—	3,501,156
Revenue, net of other direct costs (non-GAAP)	4,462,699	392,928	—	4,855,627
Cost of revenue, net of other direct costs	4,097,497	354,954	—	4,452,451
Gross profit	365,202	37,974	—	403,176
Equity in earnings of joint ventures	41,405	16,519	—	57,924
General and administrative expenses	—	—	(80,908)	(80,908)
Acquisition and integration expenses	—	—	(27,310)	(27,310)
Income (loss) from operations	$406,607	$54,493	$(108,218)	$352,882

Gross profit as a % of revenue	4.8%	5.1%	—	4.8%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.2%	9.7%	—	8.3%

Contracted backlog	$10,740,108	$608,895	$—	$11,349,003
Awarded backlog	12,391,080	1,343,071	—	13,734,151
Total backlog	$23,131,188	$1,951,966	$—	$25,083,154

Twelve Months Ended Sept. 30, 2013
Revenue	$7,242,859	$910,636	$—	$8,153,495
Other direct costs	2,826,452	350,068	—	3,176,520
Revenue, net of other direct costs (non-GAAP)	4,416,407	560,568	—	4,976,975
Cost of revenue, net of other direct costs	3,999,523	527,464	—	4,526,987
Gross profit	416,884	33,104	—	449,988
Equity in earnings of joint ventures	12,356	11,963	—	24,319
General and administrative expenses	—	—	(97,318)	(97,318)
Income (loss) from operations	$429,240	$45,067	$(97,318)	$376,989

Gross profit as a % of revenue	5.8%	3.6%	—	5.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.4%	5.9%	—	9.0%

Contracted backlog	$8,378,426	$374,871	$—	$8,753,297
Awarded backlog	6,886,068	914,011	—	7,800,079
Total backlog	$15,264,494	$1,288,882	$—	$16,553,376

—more—

9-9-9

AECOM Technology Corporation

Regulation G Information

(in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Twelve Months Ended
	Sep 30, 2013	Jun 30, 2014	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014
Consolidated
Revenue	$2,079.1	$1,968.2	$2,562.5	$8,153.5	$8,356.8
Less: Other direct costs	835.0	763.5	1,243.3	3,176.5	3,501.2
Revenue, net of other direct costs	$1,244.1	$1,204.7	$1,319.2	$4,977.0	$4,855.6

PTS Segment
Revenue	$1,858.7	$1,794.6	$2,361.5	$7,242.9	$7,609.9
Less: Other direct costs	748.4	682.6	1,140.5	2,826.5	3,147.2
Revenue, net of other direct costs	$1,110.3	$1,112.0	$1,221.0	$4,416.4	$4,462.7

MSS Segment
Revenue	$220.4	$173.6	$201.0	$910.6	$746.9
Less: Other direct costs	86.6	80.9	102.8	350.0	354.0
Revenue, net of other direct costs	$133.8	$92.7	$98.2	$560.6	$392.9

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Sep 30, 2014			Twelve Months Ended Sep 30, 2014
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue, net of other direct costs – Consolidated	$1,319.2	$20.0	$1,299.2	$4,855.6	$38.6	$4,817.0
Revenue, net of other direct costs – PTS Segment	1,221.0	20.0	1,201.0	4,462.7	38.6	4,424.1

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014
EBITDA	$84.7	$102.5	$135.1	$144.5	$111.5	$89.0	$115.9	$127.2
Less: Interest expense(1)	(10.4)	(11.3)	(11.0)	(9.6)	(9.8)	(10.0)	(9.2)	(9.5)
Add: Interest income(2)	0.4	0.5	0.4	0.4	0.4	0.3	0.6	0.9
Less: Depreciation and amortization(3)	(23.9)	(23.9)	(23.6)	(23.0)	(22.2)	(23.9)	(24.4)	(24.9)
Income attributable to AECOM before income taxes	50.8	67.8	100.9	112.3	79.9	55.4	82.9	93.7
Less: Income tax expense	12.7	14.0	30.1	35.8	23.5	15.2	13.7	29.6
Net income attributable to AECOM	$38.1	$53.8	$70.8	$76.5	$56.4	$40.2	$69.2	$64.1

	Fiscal Years Ended
	2007	2008	2009	2010	2011	2012	2013	2014
EBITDA before goodwill impairment	$195.9	$284.5	$358.5	$417.5	$525.4	$497.5	$466.8	$443.6
Less: Goodwill impairment	—	—	—	—	—	(336.0)	—	—
EBITDA	195.9	284.5	358.5	417.5	525.4	161.5	466.8	443.6
Less: Interest expense(1)	(9.0)	(5.8)	(11.9)	(10.7)	(40.8)	(44.3)	(42.3)	(38.5)
Add: Interest income(2)	5.7	7.1	1.2	0.8	1.6	1.6	1.7	2.2
Less: Depreciation and amortization(3)	(45.1)	(62.8)	(84.1)	(78.9)	(110.3)	(103.0)	(94.4)	(95.4)
Income from continuing operations attributable to AECOM before income taxes	147.5	223.0	263.7	328.7	375.9	15.8	331.8	311.9
Less: Income tax expense	47.2	76.5	77.0	91.7	100.1	74.4	92.6	82.0
Income (loss) from continuing operations attributable to AECOM	100.3	146.5	186.7	237.0	275.8	(58.6)	239.2	229.9
Discontinued operations, net of tax	—	0.7	3.0	(0.1)	—	—	—	—
Net income (loss) attributable to AECOM	$100.3	$147.2	$189.7	$236.9	$275.8	$(58.6)	$239.2	$229.9

(1) Excludes related amortization

(2) Included in other income

(3) Includes the amount for noncontrolling interests in consolidated subsidiaries

–more–

10-10-10

AECOM Technology Corporation

Regulation G Information

(in millions, except per share data)

Reconciliation of Total Debt to Net Debt

	Balances at
	Sep 30, 2013	Jun 30, 2014	Sep 30, 2014
Short-term debt	$29.6	$27.9	$23.9
Current portion of long-term debt	54.6	38.5	40.5
Long-term debt	1,089.1	977.0	939.6
Total debt	1,173.3	1,043.4	1,004.0
Less: Total cash and cash equivalents	600.7	510.1	574.2
Net Debt	$572.6	$533.3	$429.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2013	Jun 30, 2014	Sep 30, 2014	Sep 30, 2011	Sep 30, 2012	Sep 30, 2013	Sep 30, 2014
Net cash provided by operating activities	$160.2	$79.7	$174.9	$132.0	$433.4	$408.6	$360.6
Capital expenditures	(15.1)	(16.4)	(13.2)	(78.0)	(62.9)	(52.1)	(62.8)
Settlement of deferred compensation plan liability	—	—	—	90.0	—	—	—
Excess tax benefit from share-based payment (associated with DCP termination	—	—	—	58.0	—	—	—
Free Cash Flow	$145.1	$63.3	$161.7	$202.0	$370.5	$356.5	$297.8

Reconciliation of Reported Amounts to Reported Amounts, Excluding Acquisition and Integration Expenses

	Three Months Ended		Twelve Months Ended
	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014
Income from operations	$91.5	$102.5	$352.9
Acquisition and Integration (A&I) expenses	7.8	19.5	27.3
Income from operations excluding A&I expenses	$99.3	$122.0	$380.2

EBITDA	$115.9	$127.2	$443.6
Acquisition and Integration expenses	7.8	19.5	27.3
EBITDA excluding A&I expenses	$123.7	$146.7	$470.9

Income tax expense	$13.7	$29.7	$82.0
Acquisition and Integration tax impact	3.1	4.4	7.5
Income tax expense excluding A&I tax impact	$16.8	$34.1	$89.5

Net income attributable to AECOM	$69.2	$64.0	$229.9
Acquisition and Integration expenses, net of tax	4.7	15.1	19.8
Net income attributable to AECOM excluding A&I expenses, net of tax	$73.9	$79.1	$249.7

Net income attributable to AECOM – per diluted share	$0.70	$0.64	$2.33
Acquisition and Integration expenses, net of tax – per diluted share	0.05	0.15	0.20
Net income attributable to AECOM – per diluted share, excluding A&I expenses, net of tax – per diluted share	$0.75	$0.79	$2.53

###